                                                                    Exhibit 10.2


          Confidential Materials omitted and filed separately with the
                  Securities and Exchange Commission.
                          Asterisks denote omissions.

                           Research In Motion Limited
              295 Phillip Street, Waterloo, Ontario Canada, N2L 3W8
            tel: (519) 888-7465 Fax: (519) 888-1975 web: www.rim.net





August 31, 2000


GoAmerica Inc.
401 Hackensack Avenue
Hackensack, NJ 07601
U.S.A.

Dear Sirs:

         Re: Letter of Agreement ("LOA") between Research In Motion Limited ("RIM") and GoAmerica Inc. ("BSP") (individually, a "Party" and collectively, the "Parties")

         A. Whereas the Parties have entered into a BSP Agreement dated August 1, 2000 for the purposes of allowing BSP to acquire Products to be used with the BlackBerry Internet Edition Service ("BBIE");

         B. Whereas the Parties wish to extend the terms of the BSP Agreement to allow BSP to acquire Products to be used with the BlackBerry Exchange Edition ("BBEE");

         C. Whereas the Parties wish to amend the terms of the BSP Agreement as it relates to both tie BBIE services and BBEE services in relation to Tier I and Tier II support;

         D. Now therefore, the terms of this LOA confirm the agreement between the Parties allowing BSP to acquire the BBEE Services in accordance with the terms of the BSP Agreement as incorporated herein and the additional terms and conditions set out herein;

Now Therefore, the Parties agree as follows:

1)       For the purposes of allowing RIM to offer BBEE Services to BSP:

         a) all of the terms of the BSP Agreement are incorporated by reference herein to the extent that they do not conflict with the terms of this LOA except as follows:

                  i) Section 7.05 of the BSP Agreement is hereby deleted and the following substituted:

                           7.05 Effect of Termination. Upon expiration or termination of this Agreement the BSP rights granted pursuant to this Agreement shall cease except the BSP rights granted pursuant to Section 2.01 shall continue until such time as the BSP has depleted the BSP inventory or eighteen (18) months from the last date Product is delivered to the BSP pursuant to an order accepted by RIM and not yet fulfilled, whichever occurs first. In addition, the BSP shall return to RIM any and all marketing materials supplied to BSP by RIM in support of this Agreement and, if applicable, shall certify in writing that all archival or backup copies of the applicable BlackBerry Software have been deleted from any computer system and destroyed. Service for any Product delivered on or before the expiration of the Term, for which Service has been activated, shall be continued through the end of the 18th month from the date of the last delivery of Products under this Agreement, subject to the Service Fees pursuant to this Agreement and subject to the provisions in Schedule A concerning increases in service fees, and providing BSP is not in default of any Fees due to RIM (the "Post-Termination Service Term"). The BSP shall provide notice to RIM at least three (3) months prior to the expiration of the Post-Termination Service Term as to whether the BSP desires to continue to purchase Service after the Post-Termination Service Term. Should the BSP wish to continue such Service, the Parties will make commercially reasonable efforts to negotiate an appropriate Service Agreement prior to the expiration of the Post-Termination Service Term. In the event that such negotiations are unsuccessful, and/or the BSP does not wish to continue Service, SSP agrees that it shall, assign all of its End-Users using the Services to RIM (to the extent that such End-User agreements can be assigned to RIM using commercially reasonable efforts) and shall provide a full list of such End-Users to RIM so that BSP may continue to provide Services directly to such End-Users, should RIM be prepared to assume responsibility for providing continued Service for such End-Users. BSP further agrees, that during the term of this Agreement and for a period of four (4) months after the termination of this Agreement, it will not directly or indirectly solicit such End-Users who are using the Services at the expiration of the Post-Termination Service Term to discontinue the use of such Services in favor of other competing services, whether provided by the BSP or a third Party.

                           Upon termination of this Agreement by RIM under
                           Section 6.01 or this Section 7, the rights granted pursuant to this Agreement shall cease and the BSP shall return to RIM any and all marketing materials supplied to BSP by RIM in support of this

                           Agreement and, if applicable, shall certify in writing that all archival or backup copies of the applicable BlackBerry Software has been deleted from any computer system and destroyed. In addition, RIM reserves the right to de-activate any activated Service pursuant to this Agreement, if BSP is in default of payment of Fees due to RIM and such default is not cured in accordance with Section 7.03 above.

                           Upon termination of this Agreement for any reason, the BSP shall immediately pay to RIM any outstanding Fees due to RIM and any subsequent Fees due for Services and/or Products scheduled to be provided or delivered, as applicable, as such become due, upon receipt of an invoice from RIM. The termination of this Agreement shall not limit either Party from pursuing any other remedies available to it, including injunctive relief, nor shall such termination relieve the BSP from its obligation to pay monthly Service Fees pursuant to this Agreement until such time as all such Service has been de-activated and/or any amounts due to RIM that the BSP is required to pay under any Initial Order and/or BSP Purchase Order or other similar ordering document under this Agreement. The Parties' rights and obligations under Sections 2.05, 3.08, 3.09, 6.01, 7.02, 7.05, and Articles 1, 5, 8, and 9 and such sections and articles which by their nature are intended to survive this Agreement shall survive termination of this Agreement.

                  ii) Schedule A is hereby amended to include the Products listed in Attachment A hereto;

                  iii) Schedule A is hereby further amended to change the heading "BlackBerry Intemet Edition Handhelds" and change it to "BlackBerry Internet Edition and BlackBerry Exchange Edition Handhelds";

         b) The following additional terms apply for the purposes of allowing RIM to offer BBEE Services to BSP:

                  i) The following definitions apply to the provision of BBEE Services;

                           (1) BSP's Service means any service marketed or otherwise distributed by BSP in Canada or the United States that includes a service to subscribed End-Users to permit each such End-User to send and receive email wirelessly using a BlackBerry Handheld in conjunction with the BlackBerry Wireless MS Exchange Email Service (as defined below).

                           (2) Reseller's Service means any service marketed or otherwise distributed by a customer of BSP in Canada or the United States that includes a service to subscribed End-Users to permit each such End-User to send and receive email wirelessly using a BlackBerry Handheld in conjunction with the BlackBerry Wireless MS Exchange Email Service.

                           (3) BlackBerry Wireless MS Exchange Email Service means a single mailbox service for email accounts provided by RIM that permits BSP's End-Users to send and receive MS Exchange email using the BlackBerry Handheld.

                  ii) BSP shall have the non-exclusive right to access the BlackBerry Wireless MS Exchange Email Service and to provide, to BSP's End-Users, the BlackBerry Wireless MS Exchange Email Service in conjunction with BSP's Service.

                  iii) BSP shall have the non-exclusive right to sell the BlackBerry Wireless MS Exchange Email Service to customers that purchase the BlackBerry Wireless MS Exchange Email Service for resale in Canada and/or the United States (each, a Reseller) and to provide, to a Reseller's End-Users in Canada and/or the United States, the BlackBerry Wireless MS Exchange Email Service in conjunction with such Reseller's Service.

                  iv) BSP shall have the non-exclusive right to sell the BlackBerry Enterprise Server Software (Exchange Edition) under the terms of Schedule A herein to End-User customers that purchase the BlackBerry Wireless MS Exchange Email Service provided BSP maintains such competencies and qualifications as may be reasonable required by RIM by any partner selling the product.

                  v) RIM agrees to make the BlackBerry Wireless MS Exchange Email Service available to BSP's End-Users in Canada and while such End-Users are roaming in the United States, and to make the BlackBerry Wireless MS Exchange E-mail Service available to BSP's End-Users in United States and while such End-Users are roaming in Canada. Any cost associated with enabling End-Users to roam into the United States or Canada shall be borne by the BSP.

                  vi) RIM agrees to provide BSP all new minor releases, minor improvements or minor upgrades to the BlackBerry Wireless MS Exchange Email Service to BSP during the term of this LOA at no additional cost. Releases, improvement or upgrades that add significant enhanced or new functionality or features or that include third Party royalties, payments or additional service access fees for which RIM is normally charging or required to charge other Parties for such releases, improvements or upgrades are not included in this provision.

                  vii) In consideration of the rights granted in this LOA, BSP agrees to pay a Service Access Fee as specified in Schedule A as amended by this Agreement. Such Access Fee shall be payable 30 days after the end of the calendar month for all customers who were activated for any part or all of that calendar month.

                  viii) In consideration of the rights granted in this LOA, BSP agrees that it will not offer a Competitive Corporate Email Service for use on the Mobitex network for use with RIM Products (except those Bell South Wireless Data email solutions that are commercially available and which have been adopted by BSP as of the effective date of this LOA). For purposes hereof, "Competitive Corporate Email Service" shall not include the use of a browser that can be accessed from a wireless device that permits users to a e-mail on corporate mail servers.

                  ix) In consideration of the rights granted in this LOA, BSP further agrees that it will not run BlackBerry Software other than on RIM Hardware; provided however, that should RIM allow a third Party to run BlackBerry Software on other than RIM Hardware, then
                           (a) provided that RIM is not precluded by such third Party from making the combined hardware and BlackBerry Software solution (the "Combined Solution") available to BSP, RIM shall make such Combined Solution available to BSP on no less favourable terms than it makes such Combined Solution available to third Parties; or (b) BSP shall be entitled to acquire such Combined Solution from the third Party, provided that BSP shall first seek RIM's consent, such consent not to be unreasonably withheld, delayed or conditioned.

                  x) BSP acknowledges RIM has filed patent applications that are associated with RIM products and/or services such as redirection of datagrams including email. As such, BSP acknowledges that RIM has pending and/or granted patent rights associated therewith.

2) In relation, to both BBEE and BBIE Services, the BSP Agreement is hereby amended to provide that notwithstanding the provisions of Sections 1.14, 3.04 and 3.13:

         a) RIM will provide Level 1 Support during the Support Term (as hereinafter defined). Level 1 Support shall mean direct technical support of RIM Products, consisting of: (a) a direct response to Customer and user inquiries concerning the performance of RIM Products, functionality or operation of RIM Products; (b) a direct response to reported problems or performance deficiencies with RIM Products; (c) a diagnosis of problems or performance deficiencies of RIM Products; and (d) the use of commercially reasonable efforts to resolve problems or performance deficiencies in RIM Products, to the extent that such resolution is possible over the telephone. Level 1 Support shall be made available by telephone (with call logging and validation) so that End-Users may contact RIM's help desk regarding technical and support questions and other problems regarding use of RIM Products. If, after using its reasonable commercial efforts, RIM is unable to answer a support question or to correct a reported problem in RIM Products, RIM will escalate the call to RIM's second level support in accordance with RIM internal procedures.

          Confidential Materials omitted and filed separately with the
                      Securities and Exchange Commission.
                          Asterisks denote omissions.


                  Such Level 1 Support shall be provided for the period of thirty (30) days from September 18, 2000 of this LOA or such other period of time as agreed upon between the Parties in writing (the"Support Term") on a 7 days a week, 24 hours per day basis and RIM will be entitled to payment for such Level 1 Support as follows:

                  i) $[**] as a flat fee during each month of the Support Term; and

                  ii)      $[**] per each call for Level 1 Support.

         b) At the end of the Support Term the provisions of Sections 1.14, 3.04 and 3.13d will be reinstated and the Parties will comply with the obligations set out in those Sections including those requiring BSP to provide Level 1 Support on a 7 days a week, 24 hours per day basis.

3) Section 2.01 of the BSP Agreement is amended to include the following additional paragraph:

                  "BSP shall have no right to appoint, and shall not appoint, additional service providers, distributors or resellers for the Products except as expressly approved in writing by RIM, such approval not to be unreasonably withheld, delayed, or conditioned. Notwithstanding the forgoing, BSP shall not (a) be precluded from accepting any referrals from third Parties for sales to End-Users (b) be in breach of its contractual obligations to the extent that it has appointed additional service providers, distributors or resellers for Products in relation to BBIE prior to September 18, 2000 of this LOA."

Please indicate GoAmerica's agreement with the terms and conditions set out in this letter agreement by signing and dating this letter where indicated below.

Yours truly,

/s/ Jim Balsillie
Jim Balsillie
Chairman & Co-CEO

The undersigned, Joseph Korb, being a duly authorized signatory of GoAmerica and on behalf of GoAmerica, hereby accepts the terms and conditions contained in this LOA.


/s/ Joseph Korb
---------------------------------
Signature

                       Confidential Materials omitted and
          filed separately with the Securities and Exchange Commission.
                           Asterisks denote omissions.


                                   SCHEDULE A

                       PRODUCTS, SERVICE AND DOCUMENTATION


See Exhibit A-1 for the BlackBerry Enterprise Server Software (Exchange Edition) specifications

Service and Service Fee:

         BlackBerry Exchange Edition (includes                   $[**] per month per End-User
         flat rate Mobitex service):

         BlackBerry Exchange Edition Service Access:             $[**] per month per End-User
         (applicable to 857 and 850-4, or in accordance with
         section 9.15 herein)
         For use with BSP-procured DataTac airtime service

         BlackBerry Enterprise Server Software (Exchange         $[**] per copy (MSRP $[**])
         Edition):
         (includes [**] Client Access Licenses)

         BlackBerry Client Access Licenses:                      $[**] per 10 licenses (MSRP $[**])

All BES sold by BSP to end-users must be accompanied by a sufficient number of Client Access Licenses.

Upon expiration of this LOA or at the end of any twelve (12) month Service period activated prior to the expiration of this LOA, whichever occurs first, should RIM experience an increase in wireless airtime fees from BellSouth or Rogers AT&T, applicable, RIM reserves the right to pass on such increase to the BSP to any End-User whose initial twelve (12) month Service period has expired.

The Fees and charges listed in this Agreement do not include taxes and/or fees. If RIM is required to pay, without limitation, sales, use, property, value-added, or other federal, state, provincial or local taxes, duties, brokerage fees and/or freight charges based on the Product or Services provided under this Agreement, then such taxes, duties, brokerage fees and/or freight charges shall be billed to and paid by the BSP. This shall not apply to taxes based on RIM's income. Any amounts payable by the BSP hereunder which remain unpaid after the due date shall be subject to late penalty fees equal to 1.5% per month from the due date until such amount is paid.

                                   Exhibit A-1

                            Key Features and Benefits

BlackBerry Enterprise
Server Software
(Exchange Edition)


The BlackBerry Enterprise Server (BES) Software consolidates the operation of individual BlackBerry Desktop email redirectors into a server that the IT department can monitor and control. With the BES, users don't have to leave their computers running and laptop users can be supported. IT Departments handle the centralized administration and control of mobile email and users can continue to configure email redirection options using the BlackBerry Desktop Software on their PCs.

BES for Microsoft Exchange
Functionality

Email Redirection

o     Monitors the user's Microsoft Exhange inbox for new mail

o Applies user-definable filters to new messages to determine if and how the message will be relayed to the user's BlackBerry handheld

o Compresses and encrypts these new messages and delivers them to the BlackBerry handheld via the Internet

o Receives, via the Internet, messages composed on the BlackBerry handheld, then decompresses and decrypts the messages and places them in the user's Outbox for the corporate Exchange server to deliver

Management

o Administration of the BES is accomplished through user-interface extensions to the Exchange Administrator

o The BES logs to the NT event log so administrators can perform server-level monitoring using the standard event log monitoring tools

o     Operating statistics can be monitored via SNMP

o     User level monitoring is also available through the Exchange Administrator

o New users can be batch imported and existing user stats can be exported for analysis

        Feature                            Benefit to Customer
        -------                            -------------------

Server-based Operation                  Corporate servers are
                                        more reliable platforms than desktop
                                        computers. Also offers IT more
                                        control over deployment.

No redirection software                 Permits laptop users to
required on desktop.                    take their laptop with them and still
                                        receive email on their handheld.

Outbound originated                     Connection provides
TCP/IP Connection to RIM's              faster communication
BlackBerry Service                      between the server redirection
                                        software and the handheld.
                                        Outbound originated connection does
                                        not pose an IT security risk.

Management done through                 No new admin
Exchange Administrator                  package to learn. Takes
extensions.                             advantage of remote admin
                                        capabilities of Exchange

Messages are automatically              View and reply to
"pushed" to the handheld as             messages when it is convenient.
they arrive at the Exchange             Handheld is always
mailbox.                                up to date - no time wasted
                                        dialing in to find no new messages.

Mirrors your existing                   Same e-mail address as always.
Exchange mailbox.                       Messages appear sent from your desktop

Messages sent from the                  Desktop has complete
handheld are stored in the              record of all e-mail sent
'Sent Items' folder
of your Exchange account

Fully secure and encrypted              Messages sent to and from
message transmission                    the handheld are kept private